                          EXHIBIT INDEX


Exhibit 99     -     Press release of J.P. Morgan & Co.
Incorporated
                  dated May 13, 1996.

                                                       Exhibit 99


                                                     May 13, 1996



J.P. Morgan joins with leading information technology firms in a global
    alliance to manage parts of its technology infrastructure
_________________________________________________________________
                             ______


J.P. Morgan, Computer Sciences Corporation, Andersen Consulting, AT&T Solutions, and Bell Atlantic Network Integration today announced an agreement in principle to form a strategic alliance, the first of its kind, to manage parts of Morgan's global technology infrastructure. The Pinnacle Alliance, as the new consortium will be known, is designed to expand MorganOs access to world-class technological resources and build its competitive strength as a leader in global finance. The value of the seven-year agreement is estimated at more than $2 billion. A final agreement will be negotiated within the next few months.

The agreement will give Morgan added flexibility to tailor technology use to changing business needs, capitalizing on the AllianceOs substantial processing capacity and economies of scale to make technology costs more variable. Morgan also will be able to tap the technological expertise of the Alliance to support the firm's new business and product development activities.

The Pinnacle Alliance will manage activities that represent about a third of Morgan's $1 billion of annual technology expenditures. The Alliance will manage the firm's data centers in New York, London, and Delaware; distributed computing operations (such as desktop support and local area networks) and voice and data services in New York, Delaware, London, and Paris; and certain internal corporate applications in the United States and Europe. All of the approximately 900 Morgan employees in areas covered by the agreement will remain in their jobs as employees of one of the Alliance firms.

"Technology is critical to J.P. MorganOs success -- so critical, and on so many specialized, fast-developing fronts, that no one firm can be a leader in all of them," said Douglas A. Warner III, chairman of J.P. Morgan. "Teaming up with these firms will put us at the forefront of creative, flexible management of technology -- increasing our ability to exploit new technologies, manage costs, and create competitive advantage."

John M. Mickel, lead executive of the Pinnacle Alliance, said:
"We are delighted to enter into this working partnership with J.P. Morgan. This is truly a landmark agreement for the information technology industry. Pinnacle brings together organizations that are leaders in their fields and marks a new approach in providing sophisticated technology support services."

Morgan expects to achieve aggregate savings of approximately 15 percent on projected technology costs over the life of the agreement, after an estimated $100 million transition expense mainly related to the sale of certain technology equipment to Alliance firms, training, and other personnel expenses. The transition expense is expected to be recorded in the 1996 third quarter upon completion of an agreement.

Peter A. Miller, co-head of Corporate Technology at J.P. Morgan, said: "The Alliance will give us access to the bench strength of leading firms to meet the growing technology needs of our global business. It also will free up our internal technologists to focus on strategies and innovations that give Morgan a competitive edge."

The Alliance is designed to be seamlessly integrated with Morgan's global technology management structure. Among the features of the Alliance is the establishment of a Alliance Operating Team, comprising executives from each of the Alliance companies and J.P. Morgan, which will allocate resources and manage the activities of the Alliance. "The formation of a management team made up of key executives from all the companies is a first for a technology services agreement," said John Mickel. "The team's job will be to make sure that Morgan's needs get prompt attention and that the Alliance moves fast to help Morgan seize new opportunities."

The agreement will take the form of a service contract between J.P. Morgan and Computer Sciences Corporation; CSC in turn will have contracts with other members of the Alliance spelling out their roles. The primary responsibilities of each Alliance company will include:
     -J.P. Morgan - Responsible for setting the strategic direction for the Alliance.
     -Computer Sciences Corporation D Lead company in the Alliance, with overall responsibility for data centers and mainframe, midrange, and distributed operations worldwide.
     -Andersen Consulting D Responsible for applications development and maintenance support.
     -AT&T Solutions D Responsible for global network operations management.
     -Bell Atlantic Network Integration D Responsible for supporting distributed computing services in the United States, such as desktops, local area networks, and servers.

Additional information on the Alliance companies and the scope of the agreement is attached.

                            #   #   #

Information on the Alliance companies

J.P. Morgan is a leading global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, and investment capabilities. Headquartered in New York, it employs 15,000 professionals in 28 countries. Revenues in 1995 were $5.9 billion; net income was $1.3 billion.

Computer Sciences Corporation had $4.2 billion in annual revenue for the 12 months ended March 29, 1996. The company is headquartered in El Segundo, California, and has 34,000 employees worldwide providing clients with a wide range of professional services, including management consulting, business reengineering, and information systems consulting and integration, and outsourcing.

Andersen Consulting is a $4.2 billion global management and technology consulting organization whose mission is to help its clients change to be more successful. The organization works with clients from a wide range of industries to link their people, processes, and technologies to their strategies.
Andersen Consulting has more than 38,000 persons in 47 countries.

AT&T Solutions is the professional services division of the AT&T Corporation, the worldwide leader in providing telecommunications services to businesses and consumers. AT&T Solutions offers services that are linked to providing seamless solutions and maximizing the application of electronic commerce. With headquarters in Washington, DC, AT&T Solutions has more than 11,000 business and technology professionals located around the world providing service to more than 200 clients.

Bell Atlantic Network Integration, a subsidiary of Bell Atlantic Corporation, offers services covering the full life-cycle of the planning, deployment, and management of enterprise networks.
This includes consulting, integration, outsourcing, and ongoing support of enterprise networks. Bell Atlantic Corporation is at the forefront of the new communications, entertainment, and information industry. In the mid-Atlantic region, the company is the premier provider of local telecommunications and advanced services. Globally, it is one of the largest investors in the high-growth wireless communication marketplace.

Key facts on the Alliance agreement

Scope and definitions
The agreement covers Morgan's data centers in New York, London, and Delaware; distributed computing operations (such as desktop support and local area networks) and voice and data services in New York, Delaware, London, and Paris; and certain corporate applications in the United States and Europe.
     -Data centers are facilities equipped with mainframe and midrange computers and related equipment designed to handle the large-scale processing associated mainly with the sale and trading of securities, foreign exchange, and other financial instruments.
     -Distributed computing operations are functions that support the servers, local area networks, and desktop workstations that provide electronic mail, network connections, and personal computer productivity tools that are used daily by Morgan professionals.
     -Voice and data services support Morgan's global data networks, telephone systems in offices and trading floors, and video teleconferencing facilities.
     -Corporate applications support firmwide functions such as payroll and financial reporting.

All other technology services at Morgan are excluded from the agreement, including technology strategy and management, systems planning, vendor management and industry relations, and development and maintenance of trading applications and other business-specific systems. Technology support for the firmOs Private Banking and Investment Management activities and for the Euroclear Operations Centre also are excluded.

Experience
Although considerably larger in scope, the Alliance agreement builds on earlier pioneering efforts by J.P. Morgan to strike innovative service agreements with technology providers. In 1992 Morgan reached separate agreements with AT&T, MCI, and British Telecom to operate certain data and voice communication networks, and last year Morgan contracted with IBM for technology support in Tokyo.

The impact on people
The treatment of people was one of the top priorities Morgan considered when selecting an Alliance partner. MorganOs technologists have a unique set of financial industry and Morgan-specific skills that are critical to the success of this venture.

The agreement does not eliminate any jobs. Most of the approximately 900 Morgan employees within the scope of the agreement (representing about 45% of our current staff of technologists) will receive a job offer from one of the Alliance companies and will continue to work at Morgan locations. A small number of Morgan employees covered by the agreement will remain with the firm to manage Morgan's role in the Alliance.